Exhibit 4.2



                          REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 19, 2003, by and among (a) SmartServ Online, Inc., a Delaware corporation (the "Company"), and (b) the purchasers of units consisting of a $100,000 convertible debenture and a warrant to purchase 200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), listed on Schedule A hereto (individually, a "Purchaser" and collectively, the "Purchasers") pursuant to the Securities Purchase Agreement of even date herewith (the "Purchase Agreement") among the Company and the Purchasers.

                                 R E C I T A L S

                  WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the Purchasers with the registration rights set forth in this Agreement; and

                  WHEREAS, the execution and delivery of this Agreement are express conditions to the closing under the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions.

                  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Holder and shall include an individual's spouse, parents, siblings or issue or entity created primarily for the benefit of any such person.

                  "Affiliated Group" has the meaning given to it in Section 1504 of the Internal Revenue Code of 1986, as amended, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

                  "Agreement" means this Registration Rights Agreement, as it hereinafter may be amended from time to time.

                  "Debenture" or "Debentures" shall have the meaning set forth in Section 1.1 of the Purchase Agreement.

                  "Closing Date" shall have the meaning set forth in Section 1.3 of the Purchase Agreement.

                  "Common Stock" shall have the meaning set forth in the Preamble hereof.

                  "Company" shall have the meaning set forth in the Preamble hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

                  "Holder" means a Purchaser or a Permitted Transferee of a Purchaser.

                  "Indemnified Company Party" means the Company, its directors, officers and Affiliates.

                  "Indemnified Holder Party" means the Holder of Registrable Securities and any officer, director, member, manager, partner, trustee, beneficiary or Affiliate of the Holder.

                  "Losses" means any losses, damages, liabilities or expenses (including reasonable attorneys' fees and disbursements).

                  "Misstatement" means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

                  "Permitted Transferee" means (i) an Affiliate or member of an Affiliated Group of the transferor or (ii) with the consent of the Company, which shall not be unreasonably withheld, delayed, or conditioned, any party that is an "accredited investor" (as such term is defined in Rule 501 under the Securities Act).

                  "Person" means a natural person, partnership, corporation, limited liability company, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

                  "Purchase Agreement" shall have the meaning set forth in the Preamble hereof.

                  "Purchaser" shall have the meaning set forth in the Preamble hereof.

                  "Registrable  Securities" means (a) any Common Stock hereafter acquired or purchasable on (i) conversion of a Debenture by the Holder (if such stock is not already registered with the SEC) or (ii) exercise of a Warrant by a Holder (if such stock is not already registered with the SEC), and (b) any securities issued or issuable with respect to the Common Stock referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or are eligible for sale under Rule 144(k) (or any successor provision) without being subject to any volume limitation and the Company has removed any restrictive legend with respect thereto, (iii) such securities shall have been otherwise transferred to a person who is not a Permitted Transferee, or (iv) such securities shall have ceased to be outstanding.

                  "Registration Expenses" means the out-of-pocket expenses of a Registration Statement, including:

                  (1) all registration and filing fees (including, without limitation, fees with respect to filings required to be made with the National Association of Securities Dealers, Inc.);

                  (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, state filing fees and fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters, if any, may designate);

                  (3)      printing, messenger, telephone and delivery expenses;

                  (4)      fees and disbursements of counsel for the Company;

                  (5)      fees and  disbursements of all independent  certified
                           public   accountants  of  the  Company   incurred  in
                           connection with such Registration Statement;

                  (6) premiums and other costs of securities acts liability insurance if the Company so desires; and

                  (7) fees and expenses of any other Persons retained by the Company.

                  "Registration Statement" means any registration statement under the Securities Act on an appropriate form (to the extent such form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

                  "Securities Act" means the Securities Act of 1933, as from time to time amended.

                  "SEC" means the Securities and Exchange Commission.

                  "Units" means the security comprising Warrants and Debentures sold pursuant to the Purchase Agreement.

                  "Warrant" or "Warrants"  shall  have  the meaning set forth in
Section 1.1 of the Purchase Agreement.

2.       Registration.

                  At any time before the third anniversary of the date of this Agreement, whenever the Company proposes to file a registration statement pursuant to the Securities Act with the SEC, other than a registration relating to the offering or issuance of shares in connection with (i) employee compensation or benefit plans or (ii) one or more acquisition transactions under a Registration Statement on Form S-4 or Form S-1 under the Securities Act (or a successor to Form S-4 or Form S-1), the Company shall give each Holder of Registrable Securities written notice (the "Company Notice") of the Company's intention to file a registration statement at least fifteen days prior to the date the Company proposes to file such registration statement. The Company shall include in such registration statement the Registrable Securities unless either
(i) the Registrable Securities are included in a Registration Statement that is effective under the Securities Act, or (ii) a Holder gives the Company notice not to include such Holder's Registrable Securities in the registration statement within ten days of such Holder's receipt of the Company Notice.

                  Each Holder agrees that within five business days of receiving a written request from the Company for information required by the SEC to be in a Registration Statement in order for such Registration Statement to be declared effective (the "Required Information"), such Holder shall provide the Required Information to the Company. If a Holder does not provide the Required Information to the Company within five business days of receiving a request from the Company for the Required Information, the Company shall not be required to register the Holder's Registrable Securities on such Registration Statement. The Holder's right to have such Holder's Registrable Securities registered pursuant to a subsequent registration statement shall not be abridged by such Holder's failure to provide the Required Information on a previous registration statement.

3.       Registration Procedures.

                  In connection with the Company's registration obligations under Section 2, the Company will effect the registration for resale of the Registrable Securities in accordance with the intended plan of distribution thereof. The Company shall provide to each Holder such information and documents as the Company provides to the other selling stockholders under the Registration Statement.

4.       Registration Expenses.

                  The Company shall bear all Registration Expenses incurred in connection with any Registration Statement. The Company also will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange or the National Association of Securities Dealers, Inc., and the fees and expenses of any Person, including special experts, retained by the Company.

5.       Indemnification.

         (a) Company Indemnification.

                  The Company shall indemnify and hold harmless each Indemnified Holder Party against any Losses to which such Indemnified Holder Party may become subject under the Securities Act or any other applicable law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such Losses are directly and primarily caused by any such actual untrue statement or omission so made in conformity with information furnished in writing to the Company by such Indemnified Holder Party seeking indemnification expressly for use therein, or (iii) any violation by the Company of any federal or state rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration.; provided, however, that the Company shall not be liable to an Indemnified Holder Party for any untrue statement included in any Prospectus, which statement has been corrected in writing by the Company in an amended or supplemented Prospectus filed with the SEC before the sale from which such Loss occurred.

         (b) Holders' Indemnification.

                  In connection with any Registration Statement in which the Holders of Registrable Securities are participating, each Holder so participating will indemnify and hold harmless each Indemnified Company Party against any Losses to which the Company or any Indemnified Company Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based directly and primarily upon information in writing furnished to the Company by such Holder of Registrable Securities expressly for use in (and such information is contained in) any registration statement under which securities were registered under the Securities Act at the request of the Holders of Registrable Securities, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (d) below, no Holder of Registrable Securities shall be required to indemnify any Person pursuant to this Section 5 or to contribute pursuant to paragraph (d) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder of Registrable Securities in connection with any such Registration Statement under the Securities Act.

         (c) Procedure.

                  Promptly after receipt by any indemnified party of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying party pursuant to this Section 5, such indemnified party shall notify the indemnifying party in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified party and the indemnifying party shall have been notified thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified party for the same counsel to represent both the indemnified party and such indemnifying party or any affiliate or associate thereof, the indemnified party shall be entitled to retain its own counsel at the expense of such indemnifying party.

         (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an indemnified party (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such

Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the indemnifying parties may have to the indemnified parties.

6.       Exchange Act Reporting Requirements.

                  The Company shall timely file such information, documents and reports as the SEC may require or prescribe under the Exchange Act. In addition, the Company shall timely file such other information, documents and reports as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any successor provision). The Company agrees to take no action to deregister its securities under the Exchange Act by filing of SEC Form 15 or otherwise, nor will it engage in any other "going private" transaction, in each case, until such time as all Registrable
Securities have been sold by the Holders; provided, however, that the Company may enter into an arms-length going private transaction with a non-affiliated third party and, upon consummation thereof, the Company may deregister its securities.

                  The Company shall, upon reasonable request, (i) furnish the Holders of Registrable Securities with (a) a written statement by the Company that it has complied with such reporting requirements, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents filed by the Company with the SEC as the Holders may reasonably request in availing themselves of an exemption for the sale of Registrable Securities without registration under the Securities Act pursuant to Rule 144 thereunder and (ii) make such additional filings with the SEC as will enable the Holders to make sales of the Registrable Securities pursuant to Rule 144.

7.       Suspension of Sales.

                  Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, the selling Holders of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Holders have received copies of the supplemented or amended Prospectus required by Section 3 hereof, or until the Holders are advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, each Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its commercially reasonable best efforts to promptly (and in no event more than thirty (30) days) update the Registration Statement so that the Misstatement is corrected.

8.       Transfer of Registration Rights.

                  Neither this Agreement nor any of the rights or obligations hereunder may be assigned (excluding any assignment by operation of law) by the Company without the prior written consent of the Holders, which consent will not be unreasonably withheld. The Holders of Registrable Securities may assign their rights and obligations hereunder to any Person to which the applicable Registrable Securities are assigned, without the prior consent of the Company or any other person, provided that such assignment may only be to a Permitted Transferee who is not a direct competitor of the Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns including any person to whom Registrable Securities are transferred and any person with whom the Company may merge and no other Person shall have any right, benefit or obligation hereunder. The Company shall be given written notice by a Holder of Registrable Securities at the time of any such transfer of such securities by such Holder stating the name and address of the transferee, including a writing by such transferee to the effect that such transferee agrees to be bound by the terms hereof and identifying the securities with respect to which the rights hereunder are being transferred.

9.       Miscellaneous.

         (a) Remedies.

                  The Holders of Registrable Securities, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement and reasonable attorneys' fees and expenses in connection with the exercise of such rights. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements.

                  The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or conflicts with the provisions hereof.

         (c) Amendments and Waivers.

                  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of the Holders. The foregoing notwithstanding, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of each Holder of Registrable Securities whose shares are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the shares of Registrable Securities being sold pursuant to such Registration Statement.

         (d) Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, one (1) business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or five (5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

                  If to the Company:      SmartServ Online, Inc.
                                          One Station Place
                                          Stamford, Connecticut 06902
                                          Attn:    Chief Financial Officer
                                          Facsimile:  (203) 353-5984

                  With a copy to:         SmartServ Online, Inc.
                                          One Station Place
                                          Stamford, Connecticut 06902
                                          Attn:    General Counsel
                                          Facsimile:  (203) 353-5984

                           And:

                                          Jenkens & Gilchrist Parker Chapin LLP
                                          The Chrysler Building
                                          405 Lexington Avenue
                                          New York, New York 10174
                                          Attn:  Michael J. Shef, Esq.
                                          Facsimile:  (212) 704-6288

                  If to the Investors:

                                          To their  respective  addresses set
                                          forth on Schedule A.


         (e)      Counterparts.

                  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings.

                  The  headings  in  this  Agreement  are  for   convenience  of
reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law.

                  This Agreement shall be governed by and construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Delaware, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         (h)      Severability.

                  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (i)      Facsimile Signature.

                  A facsimile signature on this Agreement shall be considered the same as an original and a signature to this Agreement may be delivered by facsimile.

         (j)      Entire Agreement.

                  This Agreement, the Purchase Agreement and the Ancillary Documents (as defined in the Purchase Agreement) are intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                              SMARTSERV ONLINE, INC.


                                              By:_______________________________
                                                   Name:   Thomas W. Haller
                                                   Title:  Senior Vice President
                                                           and Chief Financial
                                                           Officer

                                         Purchasers:

                                              If an Individual:


                                              _________________________________
                                                 Name:

                                              If an entity:

                                              Name of entity:__________________


                                              By:______________________________
                                                   Name:
                                                   Title:

                                   SCHEDULE A


             Name and Address                     Number of Purchased Units             Aggregate Purchase Price
             ----------------                     -------------------------             ------------------------

Golden Gate Ventures                                         0.5                                 50,000
11 Darius Ct.
Dix Hills, NY 11746
------------------------------------------- --------------------------------------- ----------------------------------
Spencer Trask Private Equity Fund I LP                       0.2                                 20,000
535 Madison Avenue - 18th Fl
New York, NY 10022
------------------------------------------- --------------------------------------- ----------------------------------
Spencer Trask Private Equity Fund II LP                      0.2                                 20,000
535 Madison Avenue - 18th Fl
New York, NY 10022
------------------------------------------- --------------------------------------- ----------------------------------
Spencer Trask Private Equity Fund III LLC                    0.2                                 20,000
535 Madison Avenue - 18th Fl
New York, NY 10022
------------------------------------------- --------------------------------------- ----------------------------------
Jonathan D. Fleisig                                          1.0                                 100,000
11 North End Ave, Ste 1321
New York, NY 10282
------------------------------------------- --------------------------------------- ----------------------------------
Spencer Trask Investment Partners LLC                        0.88                                88,000
535 Madison Avenue - 18th Fl
New York, NY 10022
------------------------------------------- --------------------------------------- ----------------------------------
Elisha Rothman                                               0.5                                 50,000
225 W.83rd St #11-1
New York, NY 10024
------------------------------------------- --------------------------------------- ----------------------------------
Adam K. Stern                                                0.1                                 10,000
535 Madison Avenue - 18th Fl
New York, NY 10022
------------------------------------------- --------------------------------------- ----------------------------------


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